CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



FIRST INVESTORS SPECIAL BOND FUND, INC.
95 WALL STREET
NEW YORK, NY  10005

We consent to the use in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File Nos. 002-66294 and 811-02981) of our report dated February 3, 2003 relating to the December 31, 2002 financial statements of First Investors Special Bond Fund, Inc., which are included in said Registration Statement.

                                             /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2003